Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Palladyne AI Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Equity	Preferred Stock, par value $0.0001per share	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Equity	Depositary Shares	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Equity	Warrants	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Other	Units	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	$54,000,005	$0.00015310	$8,267.40
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	Rule 415(a)(6)	(2)	(2)	(2)	—	—
Carry Forward Securities	Equity	Preferred Stock, par value $0.0001per share	Rule 415(a)(6)	(2)	(2)	(2)	—	—
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)	(2)	(2)	(2)	—	—

Carry Forward Securities	Equity	Depositary Shares	Rule 415(a)(6)	(2)	(2)	(2)	—	—
Carry Forward Securities	Equity	Warrants	Rule 415(a)(6)	(2)	(2)	(2)	—	—
Carry Forward Securities	Other	Subscription Rights	Rule 415(a)(6)	(2)	(2)	(2)	—	—
Carry Forward Securities	Other	Purchase Contracts	Rule 415(a)(6)	(2)	(2)	(2)	—	—
Carry Forward Securities	Other	Units	Rule 415(a)(6)	(2)	(2)	(2)	—	—
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(2)	(2)	$95,999,995	$0.0001102	—	S-3	333-268399	11/23/2022	$10,579
	Total Offering Amounts					$150,000,000		$8,267.40
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$8,267.40

(1)
An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)
Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $95,999,995 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-268399) which was initially filed with the Securities and Exchange Commission on November 15, 2022 and declared effective on November 23, 2022 (the “Prior Registration Statement”), and are included in this registration statement. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $16,530 with respect to an aggregate of $150,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, $10,579 is associated with the Unsold Securities. The registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.